Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 22, 2019
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2019 Earnings

WESTERLY, R.I., April 22, 2019 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced first quarter 2019 net income of $17.5 million, or $1.00 per diluted share, compared to net income of $17.0 million, or $0.98 per diluted share, reported for the fourth quarter of 2018.

“Washington Trust posted solid first quarter earnings and earnings per share,” stated Edward O. Handy III, Chairman and Chief Executive Officer.  “We had good activity across all business lines resulting from favorable market conditions, recent branch expansion, and continued marketing and business development efforts.”

Selected highlights for the first quarter of 2019 include:

•	Profitability ratios remain strong with returns on average equity and average assets of 15.52% and 1.39%, respectively.

•	Total revenues amounted to $50 million, up by 2% on a linked quarter basis.

•
Wealth management assets under administration were $6.4 billion at March 31, 2019, up by $439 million, or 7%, from the balance at December 31, 2018, reflecting financial market appreciation during the quarter.

•	Total loans were up by $58 million, or 2%, from the end of the prior quarter and up by $351 million, or 10%, from a year ago.
Net Interest Income
Net interest income was $34.6 million for the first quarter of 2019, up by $706 thousand, or 2%, from the fourth quarter of 2018. The net interest margin was 2.93% for the first quarter, down by 2 basis points from 2.95% reported in the preceding quarter. Excluding income associated with loan payoffs and prepayment penalties of $49 thousand in the first quarter and $144 thousand in the preceding quarter, the net interest margin was 2.93% for the first quarter, compared to 2.94% reported in the preceding quarter.

Washington Trust
April 22, 2019

Significant linked quarter changes included:

•
Average interest-earning assets increased by $227 million, including increases of $124 million in average investment securities and $97 million in average commercial loans. The yield on interest-earning assets for the first quarter was 4.24%, up by 11 basis points from the preceding quarter. Excluding the impact of income associated with loan payoffs and prepayment penalties, the yield on interest-earning assets was 4.24%, up by 13 basis points from the preceding quarter. The yield benefited from increased market interest rates.

•
Average interest-bearing liabilities increased by $226 million, including increases of $172 million in average wholesale funding balances (wholesale brokered time deposits and Federal Home Loan Bank advances) and $53 million in average in-market deposits. The cost of interest-bearing liabilities for the first quarter was 1.60%, up by 15 basis points from the preceding quarter. This increase largely reflected higher rates paid on wholesale funding sources and promotional certificates of deposit.

Noninterest Income
Noninterest income totaled $15.4 million for the first quarter of 2019, up by $204 thousand, or 1%, from the fourth quarter of 2018. Significant linked quarter changes included:

•
Wealth management revenues were $9.3 million for the first quarter of 2019, up by $240 thousand, or 3%, on a linked quarter basis, reflecting an increase in transaction-based revenues, largely due to tax reporting and preparation fees, which are generally concentrated in the first half of the year. Asset-based revenues were down modestly by $9 thousand, or 0.1%, on a linked quarter basis. While the March 31, 2019 end of period balances of wealth management assets under administration increased from the balance at December 31, 2018, the average balance of wealth management assets for the first quarter of 2019 was down slightly by $5 million, or 0.1%, from the fourth quarter of 2018.

•
Mortgage banking revenues were $2.6 million for the first quarter of 2019, up by $668 thousand, or 34%, from the preceding quarter. First quarter results benefited from an increase in fair value adjustments on mortgage loan commitments and loans held for sale, as well as a relatively higher sales yield on mortgage loans sold in the secondary market. The increase in the fair value adjustments reflected an increase in the mortgage pipeline and corresponding loan commitment balances as of March 31, 2019.

•
Loan related derivative income was $724 thousand for the first quarter of 2019, down by $650 thousand from the preceding quarter's above-average level of commercial borrower loan related derivative transaction volume.

•
Income from bank-owned life insurance amounted to $649 thousand in the first quarter of 2019, up by $77 thousand, from the preceding quarter. Included in the first quarter was $91 thousand gain due to the receipt of tax-exempt life insurance proceeds.

Noninterest Expenses
Noninterest expenses totaled $27.0 million for the first quarter of 2019, up by $282 thousand, or 1%, from the fourth quarter of 2018. The linked quarter comparison of noninterest expenses was impacted by the following:

•
In the fourth quarter of 2018, write-down valuation adjustments on other real estate owned amounting to $833 thousand were recognized and classified in other expenses. There were no such write-downs in the first quarter of 2019.

Washington Trust
April 22, 2019

•
In the fourth quarter of 2018, a reduction to noninterest expenses of $187 thousand was recognized, resulting from a nontaxable adjustment in the fair value of a contingent consideration liability that was initially recorded upon the completion of a 2015 acquisition. There was no such reduction in the first quarter of 2019.

Excluding the impact of the aforementioned items, noninterest expenses for the first quarter of 2019 increased by $928 thousand, or 4%, on a linked quarter basis, primarily due to increased salaries and employee benefits expense, which largely reflected a routine increase in payroll taxes associated with the start of the new calendar year.

Income tax expense totaled $4.8 million for the first quarter of 2019, up by $319 thousand from the preceding quarter. The effective tax rate for the first quarter of 2019 was 21.7%, compared to 21.0% for the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its 2019 effective tax rate to be approximately 21.5%.

Investment Securities
The securities portfolio totaled $995 million at March 31, 2019, up by $57 million from the balance at December 31, 2018. The increase reflected first quarter purchases of $73 million in debt securities, with a weighted average yield of 3.69%, as well as an increase in the fair value of available for sale debt securities. These increases were partially offset by routine principal pay-downs on mortgage-backed securities and a called debt security. Investment securities represented 19% of total assets at both March 31, 2019 and December 31, 2018.

Loans
Total loans amounted to $3.7 billion at March 31, 2019, up by $58 million, or 2%, from the end of the preceding quarter, reflecting net growth in the commercial real estate portfolio. The residential real estate loan portfolio decreased by $1 million from the end of the fourth quarter of 2018 and consumer loan portfolio declined by $2 million from the balance at December 31, 2018. Total loans were up by $351 million, or 10%, from the balance a year ago.

Deposits and Borrowings
Total deposits amounted to $3.5 billion at March 31, 2019, down by $20 million, or 1%, from the end of the preceding quarter. Excluding the balances of wholesale brokered time deposits, total in-market deposits were down by $27 million, or 1%, reflecting a decline in demand account balances partially offset by growth in promotional certificates of deposit. Total deposits were up by $248 million, or 8%, from the balance a year ago.

Federal Home Loan Bank advances amounted to $1.1 billion at March 31, 2019, up by $105 million from the balance at December 31, 2018, to fund purchases of investment securities and loan growth.

Asset Quality
Total nonaccrual loans amounted to $12.4 million, or 0.33% of total loans, at March 31, 2019, compared to $11.7 million, or 0.32% of total loans, at December 31, 2018. Total past due loans amounted to $14.7 million, or 0.39% of total loans, at March 31, 2019, compared to $13.6 million, or 0.37% of total loans, at December 31, 2018.

A loan loss provision totaling $650 thousand was recognized in the first quarter of 2019, compared to a loan loss provision of $800 thousand recognized in the preceding quarter. These provisions were based on management's assessment of loss exposure,

Washington Trust
April 22, 2019

as well as loan loss allocations commensurate with growth and changes in the loan portfolio. Net charge-offs totaled $78 thousand in the first quarter compared to $237 thousand in the preceding quarter. The allowance for loan losses amounted to $27.6 million, or 0.74% of total loans, at March 31, 2019, compared to $27.1 million, or 0.74% of total loans, at December 31, 2018.

Capital and Dividends
Total shareholders' equity was $470 million at March 31, 2019, up by $21.7 million from December 31, 2018. This increase included net income of $17.5 million and an increase of $10.8 million in the accumulated other comprehensive income component of shareholders' equity primarily due to an increase in the fair value of available for sale debt securities, partially offset by $8.2 million in dividend declarations in the first quarter. The Board of Directors declared a quarterly dividend of 47 cents per share for the quarter ended March 31, 2019. The dividend was paid on April 12, 2019 to shareholders of record on April 1, 2019.

Capital levels at March 31, 2019 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.59% at March 31, 2019, compared to 12.56% at December 31, 2018. Book value per share amounted to $27.15 at March 31, 2019, compared to $25.90 at December 31, 2018.

Conference Call
Washington Trust will host a conference call to discuss its first quarter results, business highlights and outlook on Monday, April 22, 2019 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-9208. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-844-512-2921 and entering the Replay PIN Number 13689272; the audio replay will be available through May 13, 2019. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through June 30, 2019.

Washington Trust
April 22, 2019

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; occurrences of cyberattacks, hacking and identity theft; natural disasters; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Assets:
Cash and due from banks	$88,242	$89,923	$72,934	$132,068	$85,680
Short-term investments	3,317	3,552	2,917	2,624	2,322
Mortgage loans held for sale, at fair value	14,608	20,996	22,571	35,207	19,269
Securities:
Available for sale debt securities, at fair value	994,881	927,810	812,647	776,693	787,842
Held to maturity debt securities, at amortized cost	—	10,415	10,863	11,412	11,973
Total securities	994,881	938,225	823,510	788,105	799,815
Federal Home Loan Bank stock, at cost	48,025	46,068	44,525	46,281	41,127
Loans:
Total loans	3,738,469	3,680,360	3,556,203	3,490,230	3,387,406
Less allowance for loan losses	27,644	27,072	26,509	26,174	25,864
Net loans	3,710,825	3,653,288	3,529,694	3,464,056	3,361,542
Premises and equipment, net	29,822	29,005	28,195	28,377	28,316
Operating lease right-of-use assets	28,249	—	—	—	—
Investment in bank-owned life insurance	80,786	80,463	79,891	79,319	73,782
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,923	8,162	8,400	8,645	8,893
Other assets	84,142	77,175	94,126	88,651	81,671
Total assets	$5,154,729	$5,010,766	$4,770,672	$4,737,242	$4,566,326
Liabilities:
Deposits:
Noninterest-bearing deposits	$577,319	$603,216	$611,829	$577,656	$601,478
Interest-bearing deposits	2,926,941	2,920,832	2,802,519	2,743,955	2,654,956
Total deposits	3,504,260	3,524,048	3,414,348	3,321,611	3,256,434
Federal Home Loan Bank advances	1,056,129	950,722	828,392	901,053	808,677
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	30,187	—	—	—	—
Other liabilities	71,629	65,131	77,342	70,326	65,453
Total liabilities	4,684,886	4,562,582	4,342,763	4,315,671	4,153,245
Shareholders’ Equity:
Common stock	1,082	1,081	1,081	1,080	1,079
Paid-in capital	120,743	119,888	119,220	118,883	118,172
Retained earnings	365,521	355,524	346,685	336,670	326,505
Accumulated other comprehensive loss	(17,503)	(28,309)	(39,077)	(35,062)	(32,675)
Total shareholders’ equity	469,843	448,184	427,909	421,571	413,081
Total liabilities and shareholders’ equity	$5,154,729	$5,010,766	$4,770,672	$4,737,242	$4,566,326

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)

For the Three Months Ended	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Interest income:
Interest and fees on loans	$41,744	$40,299	$38,493	$36,788	$34,352
Interest on mortgage loans held for sale	180	289	384	313	226
Taxable interest on debt securities	7,226	5,957	5,383	5,358	5,118
Nontaxable interest on debt securities	9	9	9	20	23
Dividends on Federal Home Loan Bank stock	695	669	634	550	516
Other interest income	340	294	261	257	205
Total interest and dividend income	50,194	47,517	45,164	43,286	40,440
Interest expense:
Deposits	8,696	7,953	6,546	5,254	4,422
Federal Home Loan Bank advances	6,661	5,446	4,937	4,707	3,983
Junior subordinated debentures	253	240	232	214	183
Total interest expense	15,610	13,639	11,715	10,175	8,588
Net interest income	34,584	33,878	33,449	33,111	31,852
Provision for loan losses	650	800	350	400	—
Net interest income after provision for loan losses	33,934	33,078	33,099	32,711	31,852
Noninterest income:
Wealth management revenues	9,252	9,012	9,454	9,602	10,273
Mortgage banking revenues	2,646	1,978	2,624	2,941	2,838
Card interchange fees	997	977	983	961	847
Service charges on deposit accounts	875	977	885	903	863
Loan related derivative income	724	1,374	278	668	141
Income from bank-owned life insurance	649	572	572	537	515
Other income	224	273	419	381	266
Total noninterest income	15,367	15,163	15,215	15,993	15,743
Noninterest expense:
Salaries and employee benefits	17,619	16,918	17,283	17,304	17,772
Outsourced services	2,606	2,510	1,951	2,350	1,873
Net occupancy	1,998	1,946	2,013	1,930	2,002
Equipment	1,011	983	1,080	1,069	1,180
Legal, audit and professional fees	534	587	559	555	726
FDIC deposit insurance costs	429	376	410	422	404
Advertising and promotion	239	460	440	329	177
Amortization of intangibles	239	239	245	247	248
Change in fair value of contingent consideration	—	(187)	—	—	—
Other expenses	2,289	2,850	2,081	2,082	2,748
Total noninterest expense	26,964	26,682	26,062	26,288	27,130
Income before income taxes	22,337	21,559	22,252	22,416	20,465
Income tax expense	4,842	4,523	4,741	4,742	4,254
Net income	$17,495	$17,036	$17,511	$17,674	$16,211

Net income available to common shareholders	$17,461	$17,004	$17,475	$17,636	$16,173

Weighted average common shares outstanding:
Basic	17,304	17,297	17,283	17,272	17,234
Diluted	17,401	17,385	17,382	17,387	17,345
Earnings per common share:
Basic	$1.01	$0.98	$1.01	$1.02	$0.94
Diluted	$1.00	$0.98	$1.01	$1.01	$0.93

Cash dividends declared per share	$0.47	$0.47	$0.43	$0.43	$0.43

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Share and Equity Related Data:
Book value per share	$27.15	$25.90	$24.75	$24.40	$23.93
Tangible book value per share - Non-GAAP (1)	$23.00	$21.74	$20.57	$20.20	$19.71
Market value per share	$48.15	$47.53	$55.30	$58.10	$53.75
Shares issued and outstanding at end of period	17,305	17,302	17,290	17,278	17,262

Capital Ratios (2):
Tier 1 risk-based capital	11.84%	11.81%	12.00%	11.84%	11.78%
Total risk-based capital	12.59%	12.56%	12.77%	12.61%	12.56%
Tier 1 leverage ratio	8.69%	8.89%	8.91%	8.87%	8.84%
Common equity tier 1	11.25%	11.20%	11.37%	11.20%	11.13%

Balance Sheet Ratios:
Equity to assets	9.11%	8.94%	8.97%	8.90%	9.05%
Tangible equity to tangible assets - Non-GAAP (1)	7.83%	7.62%	7.57%	7.48%	7.57%
Loans to deposits (3)	106.3%	104.3%	104.0%	105.3%	103.8%

For the Three Months Ended	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Performance Ratios (4):
Net interest margin (5)	2.93%	2.95%	2.99%	3.05%	3.03%
Return on average assets (net income divided by average assets)	1.39%	1.40%	1.47%	1.53%	1.45%
Return on average tangible assets - Non-GAAP (1)	1.41%	1.42%	1.49%	1.56%	1.48%
Return on average equity (net income available for common shareholders divided by average equity)	15.52%	15.61%	16.26%	16.99%	15.96%
Return on average tangible equity - Non-GAAP (1)	18.43%	18.75%	19.59%	20.58%	19.40%
Efficiency ratio (6)	54.0%	54.4%	53.6%	53.5%	57.0%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

(2)	Estimated for March 31, 2019 and actuals for prior periods.

(3)	Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.

(4)	Annualized based on the actual number of days in the period.

(5)	Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.

(6)	Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

For the Three Months Ended	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$8,921	$8,930	$9,322	$9,136	$9,955
Transaction-based revenues	331	82	132	466	318
Total wealth management revenues	$9,252	$9,012	$9,454	$9,602	$10,273

Assets Under Administration (AUA):
Balance at beginning of period	$5,910,814	$6,462,340	$6,220,155	$6,343,720	$6,714,637
Net investment appreciation (depreciation) & income	520,057	(534,847)	232,245	133,450	(32,024)
Net client asset flows	(80,743)	(16,679)	9,940	(257,015)	(338,893)
Balance at end of period	$6,350,128	$5,910,814	$6,462,340	$6,220,155	$6,343,720

Percentage of AUA that are managed assets	91%	90%	91%	92%	92%

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net (1)	$2,474	$1,798	$2,485	$2,786	$2,679
Loan servicing fee income, net (2)	172	180	139	155	159
Total mortgage banking revenues	$2,646	$1,978	$2,624	$2,941	$2,838

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$51,697	$58,515	$80,751	$128,479	$67,840
Originations for sale to secondary market (3)	85,826	96,792	119,832	122,693	87,720
Total mortgage loan originations	$137,523	$155,307	$200,583	$251,172	$155,560

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$9,490	$16,577	$24,422	$24,367	$33,575
Sold with servicing rights released (3)	82,589	81,985	107,694	81,054	63,265
Total mortgage loans sold	$92,079	$98,562	$132,116	$105,421	$96,840

(1)
Includes gains on loan sales, commissions on loans originated for others, servicing right gains, fair value adjustments on mortgage loans held for sale, and fair value adjustments and gains on forward loan commitments.

(2)	Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.

(3)	Includes loans originated in a broker capacity.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Loans:
Commercial real estate (1)	$1,463,682	$1,392,408	$1,240,350	$1,218,643	$1,217,278
Commercial & industrial	610,608	620,704	656,882	632,029	603,830
Total commercial	2,074,290	2,013,112	1,897,232	1,850,672	1,821,108

Residential real estate (2)	1,359,072	1,360,387	1,349,340	1,327,418	1,249,890

Home equity	279,938	280,626	282,331	283,744	285,723
Other	25,169	26,235	27,300	28,396	30,685
Total consumer	305,107	306,861	309,631	312,140	316,408
Total loans	$3,738,469	$3,680,360	$3,556,203	$3,490,230	$3,387,406

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(2)	Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	March 31, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island	$386,990	26%	$377,249	27%
Connecticut	582,934	40	570,116	41
Massachusetts	402,276	28	356,615	26
Subtotal	1,372,200	94	1,303,980	94
All other states	91,482	6	88,428	6
Total commercial real estate loans	$1,463,682	100%	$1,392,408	100%

Residential Real Estate Loans by Property Location:
Rhode Island	$349,232	26%	$352,141	26%
Connecticut	142,472	10	141,775	10
Massachusetts	850,940	63	849,435	63
Subtotal	1,342,644	99	1,343,351	99
All other states	16,428	1	17,036	1
Total residential real estate loans	$1,359,072	100%	$1,360,387	100%

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Deposits:
Noninterest-bearing demand deposits	$577,319	$603,216	$611,829	$577,656	$601,478
Interest-bearing demand deposits	162,598	178,733	151,322	136,640	83,249
NOW accounts	471,682	466,568	468,578	481,905	470,112
Money market accounts	644,949	646,878	650,976	604,954	693,748
Savings accounts	371,248	373,545	372,425	375,983	376,608
Time deposits (in-market)	792,470	778,105	715,635	698,286	625,965
In-market deposits	3,020,266	3,047,045	2,970,765	2,875,424	2,851,160
Wholesale brokered time deposits	483,994	477,003	443,583	446,187	405,274
Total deposits	$3,504,260	$3,524,048	$3,414,348	$3,321,611	$3,256,434

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Asset Quality Ratios:
Nonperforming assets to total assets	0.28%	0.28%	0.29%	0.32%	0.30%
Nonaccrual loans to total loans	0.33%	0.32%	0.30%	0.34%	0.31%
Total past due loans to total loans	0.39%	0.37%	0.38%	0.48%	0.57%
Allowance for loan losses to nonaccrual loans	223.57%	231.25%	245.25%	222.85%	245.83%
Allowance for loan losses to total loans	0.74%	0.74%	0.75%	0.75%	0.76%

Nonperforming Assets:
Commercial real estate	$926	$925	$—	$—	$—
Commercial & industrial	—	—	122	397	397
Total commercial	926	925	122	397	397
Residential real estate	10,032	9,346	9,063	10,206	9,340
Home equity	1,407	1,436	1,624	1,133	771
Other consumer	—	—	—	9	13
Total consumer	1,407	1,436	1,624	1,142	784
Total nonaccrual loans	12,365	11,707	10,809	11,745	10,521
Other real estate owned	2,142	2,142	2,974	3,206	3,206
Total nonperforming assets	$14,507	$13,849	$13,783	$14,951	$13,727

Past Due Loans (30 days or more past due):
Commercial real estate	$926	$1,080	$931	$—	$—
Commercial & industrial	1	—	142	2,851	3,295
Total commercial	927	1,080	1,073	2,851	3,295
Residential real estate	10,849	10,520	9,398	11,243	11,806
Home equity	2,911	1,989	2,939	2,585	4,235
Other consumer	13	33	109	16	22
Total consumer	2,924	2,022	3,048	2,601	4,257
Total past due loans	$14,700	$13,622	$13,519	$16,695	$19,358

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$8,563	$8,613	$6,425	$8,575	$7,066

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

For the Three Months Ended	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Nonaccrual Loan Activity:
Balance at beginning of period	$11,707	$10,809	$11,745	$10,521	$15,211
Additions to nonaccrual status	1,924	2,918	2,179	2,457	1,210
Loans returned to accruing status	(855)	(1,500)	(361)	(475)	(344)
Loans charged-off	(103)	(298)	(96)	(103)	(690)
Loans transferred to other real estate owned	—	—	—	—	(3,074)
Payments, payoffs and other changes	(308)	(222)	(2,658)	(655)	(1,792)
Balance at end of period	$12,365	$11,707	$10,809	$11,745	$10,521

Allowance for Loan Losses:
Balance at beginning of period	$27,072	$26,509	$26,174	$25,864	$26,488
Provision charged to earnings	650	800	350	400	—
Charge-offs	(103)	(298)	(96)	(103)	(690)
Recoveries	25	61	81	13	66
Balance at end of period	$27,644	$27,072	$26,509	$26,174	$25,864

Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	$—	$—	$602
Commercial & industrial	6	(13)	(70)	(3)	(23)
Total commercial	6	(13)	(70)	(3)	579
Residential real estate	—	156	68	5	—
Home equity	48	65	(2)	73	28
Other consumer	24	29	19	15	17
Total consumer	72	94	17	88	45
Total	$78	$237	$15	$90	$624

Net charge-offs to average loans (annualized)	0.01%	0.03%	—%	0.01%	0.07%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	March 31, 2019			December 31, 2018			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$56,359	$340	2.45%	$51,584	$294	2.26%	$4,775	$46	0.19%
Mortgage loans held for sale	16,587	180	4.40	24,178	289	4.74	(7,591)	(109)	(0.34)
Taxable debt securities	1,000,911	7,226	2.93	877,186	5,957	2.69	123,725	1,269	0.24
Nontaxable debt securities	935	10	4.34	935	12	5.09	—	(2)	(0.75)
Total securities	1,001,846	7,236	2.93	878,121	5,969	2.70	123,725	1,267	0.23
FHLB stock	46,988	695	6.00	44,662	669	5.94	2,326	26	0.06
Commercial real estate	1,425,225	16,879	4.80	1,309,957	15,500	4.69	115,268	1,379	0.11
Commercial & industrial	618,364	7,544	4.95	636,156	7,732	4.82	(17,792)	(188)	0.13
Total commercial	2,043,589	24,423	4.85	1,946,113	23,232	4.74	97,476	1,191	0.11
Residential real estate	1,357,835	13,765	4.11	1,348,993	13,516	3.98	8,842	249	0.13
Home equity	278,581	3,564	5.19	280,085	3,553	5.03	(1,504)	11	0.16
Other	25,629	316	5.00	26,679	329	4.89	(1,050)	(13)	0.11
Total consumer	304,210	3,880	5.17	306,764	3,882	5.02	(2,554)	(2)	0.15
Total loans	3,705,634	42,068	4.60	3,601,870	40,630	4.48	103,764	1,438	0.12
Total interest-earning assets	4,827,414	50,519	4.24	4,600,415	47,851	4.13	226,999	2,668	0.11
Noninterest-earning assets	268,689			239,743			28,946
Total assets	$5,096,103			$4,840,158			$255,945
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$165,911	$686	1.68%	$148,840	$636	1.70%	$17,071	$50	(0.02)%
NOW accounts	454,868	84	0.07	455,052	207	0.18	(184)	(123)	(0.11)
Money market accounts	646,250	1,609	1.01	649,535	1,449	0.89	(3,285)	160	0.12
Savings accounts	369,219	61	0.07	369,787	60	0.06	(568)	1	0.01
Time deposits (in-market)	789,378	3,727	1.91	749,025	3,318	1.76	40,353	409	0.15
Total interest-bearing in-market deposits	2,425,626	6,167	1.03	2,372,239	5,670	0.95	53,387	497	0.08
Wholesale brokered time deposits	473,799	2,529	2.16	450,336	2,283	2.01	23,463	246	0.15
Total interest-bearing deposits	2,899,425	8,696	1.22	2,822,575	7,953	1.12	76,850	743	0.10
FHLB advances	1,027,285	6,661	2.63	878,250	5,446	2.46	149,035	1,215	0.17
Junior subordinated debentures	22,681	253	4.52	22,681	240	4.20	—	13	0.32
Total interest-bearing liabilities	3,949,391	15,610	1.60	3,723,506	13,639	1.45	225,885	1,971	0.15
Noninterest-bearing demand deposits	607,033			615,392			(8,359)
Other liabilities	83,438			69,217			14,221
Shareholders' equity	456,241			432,043			24,198
Total liabilities and shareholders' equity	$5,096,103			$4,840,158			$255,945
Net interest income (FTE)		$34,909			$34,212			$697
Interest rate spread			2.64%			2.68%			(0.04)%
Net interest margin			2.93%			2.95%			(0.02)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Mar 31, 2019	Dec 31, 2018	Quarter Change
Commercial loans	$324	$331	($7)
Nontaxable debt securities	1	3	(2)
Total	$325	$334	($9)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Tangible Book Value per Share:
Total shareholders' equity, as reported	$469,843	$448,184	$427,909	$421,571	$413,081
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,923	8,162	8,400	8,645	8,893
Total tangible shareholders' equity	$398,011	$376,113	$355,600	$349,017	$340,279

Shares outstanding, as reported	17,305	17,302	17,290	17,278	17,262

Book value per share - GAAP	$27.15	$25.90	$24.75	$24.40	$23.93
Tangible book value per share - Non-GAAP	$23.00	$21.74	$20.57	$20.20	$19.71

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$398,011	$376,113	$355,600	$349,017	$340,279

Total assets, as reported	$5,154,729	$5,010,766	$4,770,672	$4,737,242	$4,566,326
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,923	8,162	8,400	8,645	8,893
Total tangible assets	$5,082,897	$4,938,695	$4,698,363	$4,664,688	$4,493,524

Equity to assets - GAAP	9.11%	8.94%	8.97%	8.90%	9.05%
Tangible equity to tangible assets - Non-GAAP	7.83%	7.62%	7.57%	7.48%	7.57%

For the Three Months Ended	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Return on Average Tangible Assets:
Net income, as reported	$17,495	$17,036	$17,511	$17,674	$16,211

Total average assets, as reported	$5,096,103	$4,840,158	$4,724,898	$4,628,816	$4,529,708
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	8,040	8,278	8,519	8,766	9,014
Total average tangible assets	$5,024,154	$4,767,971	$4,652,470	$4,556,141	$4,456,785

Return on average assets - GAAP	1.39%	1.40%	1.47%	1.53%	1.45%
Return on average tangible assets - Non-GAAP	1.41%	1.42%	1.49%	1.56%	1.48%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$17,461	$17,004	$17,475	$17,636	$16,173

Total average equity, as reported	$456,241	$432,043	$426,306	$416,433	$410,955
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	8,040	8,278	8,519	8,766	9,014
Total average tangible equity	$384,292	$359,856	$353,878	$343,758	$338,032

Return on average equity - GAAP	15.52%	15.61%	16.26%	16.99%	15.96%
Return on average tangible equity - Non-GAAP	18.43%	18.75%	19.59%	20.58%	19.40%